UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004 (August 31, 2004)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On September 1, 2004, Greif, Inc. (the “Company”) issued a press release (the “Release”) announcing its financial results for the third quarter ended July 31, 2004. The full text of the Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Release included the following non-GAAP financial measures (the “non-GAAP Measures”): (i) net income before restructuring charges and timberland gains, (ii) diluted earnings per Class A and Class B share before restructuring charges and timberland gains, (iii) operating profit before restructuring charges and timberland gains, and (iv) operating profit before restructuring charges. Net income before restructuring charges and timberland gains is equal to GAAP net income plus restructuring charges less timberland gains, net of tax. Diluted earnings per Class A and Class B share before restructuring charges and timberland gains is equal to GAAP diluted earnings per Class A and Class B share, respectively, plus the effects of restructuring charges less the effects of timberland gains, net of tax. Operating profit before restructuring charges and timberland gains is equal to GAAP operating profit plus restructuring charges less timberland gains. Operating profit before restructuring charges is equal to GAAP operating profit plus restructuring charges.

The Company discloses the non-GAAP Measures because management believes that these non-GAAP Measures are a better indication of the Company’s operational performance than GAAP net income, diluted earnings per Class A and Class B share and operating profit since they exclude restructuring charges, which are not representative of ongoing operations, and timberland gains, which are volatile from period to period. The non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(d): Election of Director

On August 31, 2004, the Company’s Board of Directors (the “Board”) elected Vicki L. Avril as a director of the Company to fill a newly created vacancy on the Board (see Item 5.03(a), below). Ms. Avril was recommended by the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”) after completion of the evaluation process set forth in the Nominating Committee’s charter. The Board believes Ms. Avril satisfies the standards of independence set forth in the New York Stock Exchange listing standards and categorical standards of independence adopted by the Board. There was no arrangement or understanding pursuant to which Ms. Avril was elected as a director, and there are no related party transactions between Ms. Avril and the Company. Ms. Avril will serve on the Company’s Audit and Stock Option Committees.

On September 2, 2004, the Company issued a press release announcing the election of Ms. Avril as a new director to the Board . The full text of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Item 5.03(a): Amendment to By-laws

On August 31, 2004, the Board adopted an amendment to the Company’s By-laws to increase the number of directors from eight to nine. This increase allowed for the addition of a new member to the Board as discussed in Item 5.02(d), above. The full text of the amendment to By-laws is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c):	Exhibits

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on September 1, 2004 announcing its financial results for the third quarter ended July 31, 2004.

99.2	Press release issued by Greif, Inc. on September 2, 2004 announcing the election of a new director to the Board of Directors.

99.3	Amendment to By-Laws adopted by the Board of Directors on August 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: September 7, 2004	By:	/s/ Donald S. Huml
Donald S. Huml
Chief Financial Officer
(Duly Authorized Signatory)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on September 1, 2004 announcing its financial results for the third quarter ended July 31, 2004.

99.2	Press release issued by Greif, Inc. on September 2, 2004 announcing the election of a new director to the Board of Directors.

99.3	Amendment to By-Laws adopted by the Board of Directors on August 31, 2004.